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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333- ) of our report dated March 12, 1999 on our audit of the consolidated financial statements of Wessex Water Ltd (formerly Wessex Water plc) as at March 31, 1998 and for the years ended March 31, 1998 and 1997 which was included in Azurix Corp.'s Registration Statement on Form S-1 (Registration No. 333-74379), and to all references to our firm included in this Registration Statement



PricewaterhouseCoopers
Chartered Accountants
Bristol, England
December 13, 1999